Exhibit 4.3


                             [Loehmann's Letterhead]


                                                                     May 1, 1998


Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549

                           Loehmann's, Inc. Form 10-K

Ladies and Gentlemen:

     In accordance with Item 601(b)(4)(iii) of Regulation S-K, Loehmann's, Inc. (the "Registrant") has not filed herewith any instrument with respect to long-term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                       Sincerely,

                                       LOEHMANN'S, INC.

                                       By: /s/ Dennis Hernreich
                                       ------------------------
                                       Dennis Hernreich
                                       Title: VP Finance, Chief Financial
                                              Officer, Treasurer and Assistant
                                              Secretary